PCMT CORPORATION

4 Nafcha Street, Jerusalem, Israel 95508

________, 2008

Mr. Shabtai Shoval
Chief Executive Officer
Suspect Detection Systems Ltd.
31 Habarzel Street
Tel Aviv, Israel

Dear Mr. Shoval,

Reference is made to the letter agreement (the "Letter Agreement"), dated May 18, 2007, between the undersigned, PCMT Corporation, a Delaware corporation ("PCMT"), and Suspect Detection Systems Ltd., an Israeli corporation ("SDS"), as amended by the letter agreement (the "First Amendment") executed in January 2008, as further amended by the letter agreement (the "Second Amendment"), dated May 18, 2008.

As of the date hereof: (a) PCMT has previously paid to SDS (i) $60,000 pursuant to the Letter Agreement, (ii) $150,000 pursuant to the First Amendment, and (iii) $160,000 pursuant to the Second Amendment; and (b) PCMT is obligated to pay to SDS $80,000 each month, no later than the 15th business day of each month, pursuant to Section 1 of the Second Amendment.

All such amounts previously paid by PCMT to SDS, and all amounts to be paid by PCMT to SDS pursuant to Section 1 of the Letter Agreement, as amended by Section 1 of the First Amendment and Section 1 of the Second Amendment and as further amended hereby, shall reduce PCMT's Investment Target, as defined in Section 7.1 of the Stock Purchase Agreement, dated April 30, 2008, between PCMT, SDS, Shabtai Shoval and the shareholders of SDS listed therein ("Stock Purchase Agreement"), for the purposes of Sections 2(b) and 7.1 of the Stock Purchase Agreement.

Commencing August 15, 2008, PCMT will pay SDS $100,000 each month, no later than the 15th business day of each month, until the earlier of the consummation of the transactions contemplated by Stock Purchase Agreement or the termination of the Letter Agreement, as amended. All other terms and conditions of the Letter Agreement shall remain in full force and effect.

If the forgoing accurately reflects the substance of our discussions, kindly confirm our agreement with respect to these matters by executing and returning a counterpart of this letter.

Very truly yours,

PCMT CORPORATION

Name: Asher Zwebner
Title: Chief Financial Officer

AGREED:

SUSPECT DDETECTION SYSTEMS LTD.

Name: Shabtai Shovel
Title: Chief Executive Officer